UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2008

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CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

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PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 WINKS LANE, BENSALEM, PA (Address of principal executive offices)		19020 (Zip Code)

Registrant’s telephone number, including area code: (215) 245-9100

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(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dorrit J. Bern tendered her resignation as President, Chief Executive Officer and a Director of Charming Shoppes, Inc. (the “Company”) effective July 8, 2008.  Effective July 10, 2008, the Company’s Board of Directors (the “Board”) appointed Alan Rosskamm, the Company’s Chairman of the Board, to serve as the Company’s Interim Chief Executive Officer, while a search is conducted for Ms. Bern’s successor.  Section 5.01 (a) of the Company’s Bylaws, which previously required the Company’s Board Chairman to be independent, and Section 5.07, which previously would have prohibited the Board Chairman from serving as an executive officer of the Company, have been amended to permit Mr. Rosskamm to serve as interim Chief Executive Officer.  Mr. Rosskamm, 58, was the Chief Executive Officer of Jo-Ann Stores, Inc. (“Jo-Ann”), from October 1985 to August 2006, and Chairman of the Board of Directors from July 1992 to August 2006.  He continues as a member of Jo-Ann’s Board of Directors, on which he has served since 1985. Since 2006, Mr. Rosskamm has advised a number of start-up ventures, including retailer PetSense, Inc.

In connection with the resignation of Ms. Bern, the Company entered into a separation agreement with Ms. Bern dated July 8, 2008 pursuant to which Ms. Bern will receive compensation and other benefits which are materially consistent with the compensation and benefits to which she is entitled for a termination without cause under her Employment Agreement with the Company, filed as Exhibit 99.1 to the Company’s Form 8-K dated December 31, 2007 and filed on January 2, 2008.

A copy of the Company’s press release, dated July 9, 2008, announcing the resignation of Dorrit J. Bern as President, Chief Executive Officer and a Director of the Company and that Alan Rosskamm will serve as Interim Chief Executive Officer, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 10, 2008, the Board unanimously appointed Ms. M. Jeannine Strandjord to serve as a member of the Board until our next annual meeting of shareholders in order to fill the vacancy left by the sudden death of Mr. William O. Albertini.  Ms. Strandjord previously served on the Board from April 2006 until June 2008.  In furtherance of the resolution of a proxy contest which was settled on May 8, 2008, Ms. Strandjord elected not to stand for reelection at the Company’s June 26, 2008 Annual Meeting of Shareholders.  Ms. Strandjord will serve as Chair of the Finance Committee and as a member of the Board’s Compensation Committee.

There are no arrangements or understandings between Ms. Strandjord and any other person pursuant to which Ms. Strandjord was selected to serve as a director.  There are no transactions between Ms. Strandjord and management or others which are subject to the reporting requirements of Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

A copy of the Company’s press release, dated July 11, 2008, announcing the appointment of Ms. Strandjord, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On July 10, 2008, the Board of Directors of the Company amended Section 5.01 (a) and 5.07 of the Bylaws of the Company so as to permit Alan Rosskamm, the Company’s Chairman of the Board, to serve as Interim Chief Executive Officer in place of Dorrit J. Bern who resigned as President, Chief Executive Officer and a Director of the Company as described in Item 5.02 of this Form 8-K.  These amendments were necessary as Section 5.01 (a) and 5.07 previously required that the Chairman of the Board not be an executive officer of the Company and that he or she be independent as defined under the listing standards applicable to the Company’s common stock.  Section 5.01 (a) now provides that “[t]he board of directors may elect from among the members of the board a chairman of the board and one or more vice chairmen of the board, who shall be independent as defined under the listing standards applicable to the Company’s common stock from time to time except as otherwise provided in Section 5.07, and, who, in such capacity, shall be officers of the Company.”  Section 5.07 now provides that “[s]ubject to a determination by the board, that it is in the Company’s best interest to permit the chairman of the board to serve as an executive officer on an interim basis, the chairman of the board shall not be an executive officer of the Company.”  A copy of the text of these amendments is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On July 9, 2008, the Company issued a press release announcing the resignation of Dorrit J. Bern as President, Chief Executive Officer and a Director of the Company and the Company’s intention to appoint Alan Rosskamm as Interim Chief Executive Officer.  A copy of the Company’s press release, dated July 9, 2008, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 11, 2008, the Company issued a press release announcing the appointment of M. Jeannine Strandjord to its Board of Directors.  A copy of the Company’s press release, dated July 11, 2008, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendments to the Bylaws of Charming Shoppes, Inc. adopted on July 10, 2008.

99.1	Press Release dated July 9, 2008.

99.2	Press Release dated July 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: July 14, 2008	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendments to the Bylaws of Charming Shoppes, Inc. adopted on July 10, 2008.

99.1	Press Release dated July 9, 2008.

99.2	Press Release dated July 11, 2008.